UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): April 22, 2004


                            HEALTHSOUTH Corporation
                            -----------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)

            1-10315                                63-0860407
            -------                                ----------
     (Commission File Number)            (IRS Employer Identification No.)


               One HealthSouth Parkway, Birmingham, Alabama 35243
               --------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


                                 (205) 967-7116
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

ITEM 9. Reg FD Disclosure.

         On April 22, 2004, the Birmingham News published an article about HEALTHSOUTH Corporation ("HEALTHSOUTH") in which a representative of HEALTHSOUTH is quoted regarding HEALTHSOUTH and its operations. A copy of the article is attached to this Current Report on Form 8-K as Exhibit 99 and incorporated herein by reference. To clarify a statement reported in the article, HEALTHSOUTH said that, as of April 19, 2004, it had approximately $675 million of cash on hand (including restricted cash).

         The information contained herein is furnished pursuant to Item 9 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this Current Report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this Current Report on Form 8-K.

         HEALTHSOUTH undertakes no duty or obligation to publicly update or revise the information contained in this Current Report on Form 8-K, although it may do so from time to time as we believe is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

         Forward Looking Statements

            Certain matters discussed herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, which represent HEALTHSOUTH's current expectations and beliefs concerning future events that involve risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Such matters are based on numerous assumptions (a substantial number of which are contained herein) and involve a number of risks and uncertainties, many of which are beyond our control, including: the completion of the investigations by the Department of Justice and the SEC into our financial reporting; completion of the investigation by the Centers for Medicare and Medicaid Services (or CMS) into our cost reports and other matters; the resolution of outstanding litigation against us, including certain class action litigation alleging violations under federal securities laws and certain "qui tam" actions; significant changes in our management team; our ability to successfully amend, restructure and/or renegotiate our existing indebtedness or cure or receive a waiver of any defaults under such agreements, the failure of which may result in our filing of a voluntary petition for bankruptcy; our ability to continue to operate in the ordinary course and manage our relationships with our creditors, vendors and suppliers, physician partners, employees and patients; changes, delays in or suspension of reimbursement for our services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels; changes to or delays in the implementation of the prospective payment system for inpatient rehabilitation services; competitive pressures in the healthcare industry and our response thereto; our ability to obtain and retain favorable arrangements with third-party payors; and general conditions in the economy and capital markets.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HEALTHSOUTH CORPORATION


                                        By: /s/ Gregory L. Doody
                                            ------------------------------------
                                            Name:  Gregory L. Doody
                                            Title: Executive Vice President,
                                                   General Counsel and Secretary



Dated: April 22, 2004

                                  EXHIBIT INDEX


Exhibit Number                    Description
--------------                    -----------

99 News article entitled "HEALTHSOUTH again seeks partner in digital hospital" published by The Birmingham News on April 22, 2004

                                                                      EXHIBIT 99


HealthSouth again seeks partner in digital hospital
The Birmingham News
ANNA VELASCO
News staff writer


HealthSouth Corp. is again looking for a partner in the Birmingham hospital market to share ownership of its hospital under construction on U.S. 280, the company's chief restructuring officer confirmed Wednesday.

HealthSouth doesn't need money from the partner to complete the hospital, and the company will open it alone if need be, Bryan Marsal said. But the U.S. 280 hospital would be stronger if HealthSouth aligned itself with a local hospital system for which running acute care hospitals is its main line of business, he said.

HealthSouth's main business is outpatient surgery and rehabilitation centers, and it owns only two acute care hospitals.

"A system provides you with a lot of clout," Marsal said. "We're not part of a system now. ... The issue is: Would you want to own 100 percent of a successful enterprise or 50 percent of a very, very successful enterprise? It will be profitable either way."

Marsal would not say with whom HealthSouth is discussing the joint venture, but he said Baptist Health System, UAB Health System, St. Vincent's Hospital and Brookwood Medical Center all have "strategic systems" that would make them attractive to HealthSouth for such a deal.

Stronger now:

After being a hit by an accounting scandal last year, the for-profit HealthSouth had announced it was looking for a partner in the $300 million hospital project. Later, HealthSouth said it would go it alone. What's changed, Marsal said, is that HealthSouth is no longer at risk of bankruptcy and can now negotiate from a place of strength. Last year potential partners negotiated as if it were a fire sale, he said.

"We got frustrated with that conduct and said, `You know what? We're not going to let you pick our pocket,'" Marsal said.

In March 2003, the federal government announced a probe into alleged fraud in HealthSouth's accounting practices. Since then, HealthSouth has discovered up to $4.6 billion of overstatements and errors in its financial statements, but Marsal said the company is strong and has $700 million in the bank.

"I think, for all practical purposes, we're through the storm," he said.

Marsal's comments came Wednesday morning in Montgomery after the state's Certificate of Need Review Board met to discuss which board members had conflicts of interest on an upcoming hearing involving HealthSouth. Last year, Brookwood and Baptist asked the board to revoke the certificate of need for HealthSouth's new hospital because they said the permission was granted based on phony financial statements.

Lawsuit pending:

That hearing has been postponed until June and may not happen then because the board asked both sides to consider having an administrative law judge handle the matter. However, Baptist withdrew from the case Wednesday afternoon, after pursuing it with Brookwood since 2002.

"We re-evaluated the lawsuit and determined that at this time the system is not well served by dedicating resources in this manner," Baptist CEO Beth O'Brien said in a written statement. "Therefore, we are withdrawing."

Brookwood plans to continue its challenge to HealthSouth's CON.

"We can't really comment as to why Baptist has made this decision, but we are moving forward," said Debbie Hollenstein, Brookwood's spokeswoman. "We still feel that the merits of the case are strong."

A spokeswoman for Baptist said the hospital system is not in discussions with HealthSouth.

Marsal was less definitive. He said he could not say why Baptist withdrew from the case, but he did say, "It's kind of tough when you sue your potential partner."

A lawsuit filed recently in federal court in Philadelphia against Baptist by a former consultant also mentioned that Baptist had been in negotiations with a publicly traded hospital company. In Birmingham, that could be only HealthSouth or Brookwood, which is owned by Tenet Healthcare Corp. Baptist has declined to comment on specifics of that suit.

When HealthSouth was looking for a partner last year on its new hospital, it named UAB and St. Vincent's as contenders.

Little insight offered:

But those two systems gave little insight Wednesday into their interest in a joint venture with HealthSouth. St. Vincent's declined to comment altogether. A spokesman for UAB said, "UAB from time to time has meaningful discussions with other health care organizations and has joint relationships with many. It's our practice to neither confirm nor deny any specific discussions"

Tenet, Brookwood's parent company, is perhaps the least likely partner for HealthSouth. While Brookwood is the closest hospital to HealthSouth's new facility, California-based Tenet is selling hospitals rather than buying them because of problems brought on by multiple federal probes into the company's billing and other practices at hospitals outside Alabama.